Exhibit 10.38

Contract Number: No. 2010 QZY592

Maximum Counter-Guarantee (Accounts Receivables Pledge) Contract

Party A: Beijing Wowjoint Machinery Co., Ltd.

Legal Representative: Liu Yabin                   Position: Chairman

Address: 1108, Block A, Tiancheng Mansion, #2 Xinfeng Road, Deshengmenwai Street, Xicheng District, Beijing, China

Tel: 89579330                                           Fax: 89579553                                 Zip: 100088

Pledgee: Beijing Zhongguanchun Sci-tech Guaranty Co., Ltd.

Legal representative: Zhang Lisheng              Position: Chairman

Address: 11th floor, Block C, Zhongguancun Science and Technology Development Building, 34 Zhongguancun South Street, Haidian District, Beijing, China

Tel: 59705600                                 Fax: 59705603                                 Zip: 100081

INDEX

Article 1	Guarantor’s representations and warranties

Article 2	Pledge of accounts receivables

Article 3	Scope of counter-guarantee pledge

Article 4	Duration of guarantee

Article 5	Transfer of accounts receivables information

Article 6	Public notice of guarantee

Article 7	Value realization of pledged assets

Article 8	Transfer of pledge

Article 9	Rights and obligations of Pledgor

Article 10	Rights and obligations of Pledgee

Article 11	Breach of contract

Article 12	Effectiveness, amendment and termination of contract

Article 13	Dispute resolution

Article 14	Other Terms

Article 15	Attachment

Article 16	Supplementary

Beijing Wowjoint Machinery Co., Ltd. (hereinafter referred to as Guarantor or Pledgor) and Industrial & Commercial Bank of China, Beijing Zhongguancun Branch (hereinafter referred to as Beneficiary) signed a series of loan agreements for the term of November 15, 2010 to November 14, 2012  (hereinafter referred to as the Main Contract), for which the Guarantor signed with the Pledgee Contract No. 2010 WT592 "Maximum Guarantee Contract".  This guarantee contract obliges the Pledgee to provide a guarantee for the benefit of the Beneficiary to cover all debt arising out of the Main Contract from the period of November 15, 2010 to November 14, 2012 for up to a maximum amount of RMB 40 million.  In order to ensure the effective discharge of obligations by the Guarantor under the Main Contract, the Guarantor is willing to provide accounts receivables to the Pledgee as counter-guarantee. To ensure that all parties are clear with respect to the rights and obligations, based on China's "Contract Law", "Guarantee Security Law" and other relevant laws and regulations, the parties through fair consultation and agreement, enter into this contract.

Article 1                      Guarantor’s representations and warranties

1.1 The accounts receivables to be pledged is legally owned by the Guarantor, can be legally transferred and pledged, has not been pledged or transferred to any other third party and has no defect in legal rights; therefore can be pledged without any restrictions.

1.2 The Guarantor has performed in accordance with the underlying transaction contracts for the accounts receivables through delivery of goods or performance of services, and there has been no breach of contract. The Guarantor shall continue to fulfill its obligations under the contracts.

1.3 The Guarantor represents that the underlying transaction contracts for the accounts receivables do not contain provisions, which prohibit the transfer of title and ownership, or have consignment sales terms.

1.4 The Guarantor represents that there is no debt due to the buyers of the underlying transaction contracts for the accounts receivables and the accounts receivable shall not be used to offset, counterclaim, pay for damages, retain, or for any other deductions.

1.5 The Guarantor represents that there are no related party transactions between the Guarantor and the buyers of the underlying transaction contracts for the accounts receivables. Related party includes but is not limited to subsidiaries, any entities in which either party maintains an ownership interest and/or management control, or both parties under the same company or the same group company’s management and/or ownership control.

1.6 Without consent of the Pledgee, the Guarantor shall not discontinue, remove or amend the underlying transaction contracts.

1.7 The Guarantor fully understands the rights and obligations as a Pledgor and has voluntarily provide collateral for the counter-guarantee. Furthermore the Guarantor represents that everything expressed in this contract is true and correct.

Article 2                      Pledge of accounts receivables

2.1 Pledged accounts receivables include Appendix of "Pledged Accounts Receivables List" as well as all other accounts receivables created before all debt under the Main Contract is fully repaid.

The Pledgor shall submit to the Pledgee a new "Pledged Accounts Receivables List" each quarter. After both parties confirm, the List shall become an appendix to this contract.

2.2 The value as shown on the "Pledged Accounts Receivables List" shall not form the valuation basis for the Pledgee at the time of disposing the accounts receivables, nor constitute any restrictions on the Pledgee to exercise any rights with respect to the pledge.

2.3 Valid ownership and other relevant information related to the pledged accounts receivables as stated in Article 5 shall be confirmed by both parties, after which the Pledgor shall deliver to the Pledgee for safekeeping.

Article 3                      Scope of counter-guarantee pledge

3.1 Scope of counter-guarantee pledge by Pledgor include: from November 15, 2010 to November 14, 2012 each bank acceptance bill arising from the Main Contract or other forms of debt evidenced by legal agreements signed by the parties, from which arise principal, interest (including compound interest and penalties interest), liquidated damages for breach of contract, compensatory damages, and all fees and expenses paid by the Pledgor to the Pledgee such as assessment fee, guarantee fee, penalty interest, all costs incurred by the Pledgee when exercising the claims under this contract (including but not limited to legal fees, notary fees, arbitration fees, legal fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, etc.).

    The Pledgor consents that within the above mentioned time period, as long as the balance of the claims not yet recovered arising from the Main Contract, which the Beneficiary can make to the Pledgor, does not exceed the maximum amount of the Main Contract, the Pledgor shall pledge to provide counter-guarantee with asset pledge to correspond to the guarantee which the Pledgee makes to the Beneficiary, regardless of the number of times and the dollar amount each time, regardless of whether the expiration date of each debt claim has exceeded the above mentioned period.

3.2 When the Pledgor does not fulfill its debt obligations, regardless of whether the Pledgor or third party provides other counter-guarantees to the Pledgee, the Pledgee shall have the right to directly request the Pledgor to bear all guarantee liability within the scope of the counter-guarantee pledge.

Article 4                      Duration of guarantee

4.1 Duration of guarantee is two years after the expiration date of secured creditor’s statute of limitations.

Article 5                      Transfer of accounts receivables information

5. 1 The following information related to the pledged accounts receivables under this contract shall be provided by the Pledgor to the Pledgee for safekeeping, and the Pledgee shall give the Pledgor proper receipt after confirming acceptance:

5.1.1 The original underlying contracts for the accounts receivables.

5.1.2 Copies of invoices, which the Pledgor provides to the buyers of the underlying contracts.

5.1.3 All of the relevant files and documents which the Pledgor provides during the performance of the contract (i.e. delivery of goods or performance of services), including but not limited to import and export customs duty-paid certificates, invoices, receipts of goods, acceptance documents, etc.

5.1.4 Written consent letter by the buyers of the underlying contracts to enable the Pledgor to provide accounts receivables pledge.

5.2 After the Pledgor fulfills all of its debt obligations, the Pledgee shall promptly return all documents under Clause 5.1 to the Pledgor.

Article 6                          Public notice of guarantee

6.1 The notarization of this contract by the Government Notary Public shall be deemed to be public notice of this guarantee.

Article 7                          Value realization of pledged assets

7.1 After the Pledgee repays debt on behalf of the Pledgor, the Pledgee has the right to negotiate with the Pledgor to apply a discount of the pledged accounts receivables to repay the debt owed by the Pledgor, in addition to have the right to dispose the pledged accounts receivables through sale, auction and other disposition methods. Any proceeds from the disposition shall first be applied to repay the Pledgee. When the Pledgor transfers accounts receivables to the Pledgee, the Pledgor shall transfer ownership and all other rights at the same time (including but not limited to the right of defense and appeal, etc.). After transfer of the accounts receivables, the Pledgor shall continue to fulfill all obligations and liabilities under the underlying contracts.

7.2 When the Pledgee disposes the pledged accounts receivables in accordance with this contract, the Pledgor shall give appropriate assistance and shall not set any obstacles.

Article 8                          Transfer of pledge & prepayment

8.1 If agreed to by the Pledgee, the Pledgor is allowed to transfer the accounts receivables pledged in this contract. However, all proceeds from the transfer shall be applied to the prepayment of debt.

Article 9                           Rights and obligations of Pledgor

9.1 The Pledgor shall bear all costs related to this contract, including but not limited to legal services, appraisal, valuation, registration, transfer, safekeeping and litigation expenses.

9.2 During the valid period of this contract, without the consent of the Pledgee, the Pledgor shall not dispose any pledged accounts receivables under this contract via gifting, transferring and other forms of disposition methods.

9.3 When the rights of pledge are or may be infringed by any third party, the Pledgor is obliged to notify and assist the Pledgee against such infringement.

9.4 The legal representative of the Pledgor shall give 30 working days advanced written notice to the Pledgee under any one of the following circumstances:

9.4.1 Change of business operation, such as the implementation of contracting, leasing, joint venture, merger, acquisition, division, joint-stock reform, and joint venture with foreign partners, etc.;

9.4.2 Change of business scope, registered capital and ownership;

9.4.3 Deterioration of financial conditions or involving in major financial disputes;

9.4.4 Bankruptcy, going out of business, dissolution, was ordered to stop business operations, revocation of business license;

9.4.5 Change of address, telephone and legal representative.

9.5 After the Pledgor pays off all debt, the Pledgor shall not bear any guarantee responsibility.

9.6 When the Pledgee pays off the debt on behalf of the Pledgor, the Pledgor is obliged to dispose accounts receivables and apply any proceeds to repay any amount due to the Pledgee.

Article 10                      Rights and obligations of Pledgee

10.1 Under any one of the following circumstances, the Pledgee shall have the right to dispose the pledged accounts receivable in advance and apply the proceeds to repay itself:

10.1.1 The termination of the Main Contract due to clauses under the Main Contract or the law causes the Pledgee to pay off debt on behalf of the Pledgor or results in economic losses for the Pledgee.

10.1.2 During the Main Contract’s validity period, declaration of bankruptcy by the Pledgor, dissolution of the Pledgor, Pledgor’s unauthorized change of corporate structure resulting in failure of credit claims, the Pledgor has been involved or will be involved in major litigations, arbitration proceedings and/or other legal disputes, occurrence of other events which can affect the ability and sincerity of the Pledgor to repay debt.

10.2 The Pledgee has the right to request the Pledgor to help prevent the infringement of pledge rights from third party.

10.3 The Pledgee is entitled to receive any yields generating from the accounts receivables.

10.4 The Pledgee is obligated to safekeeping all the documents related to the rights of the accounts receivables.

10.5 After paying off all debt within the scope of this counter guarantee, the Pledgee shall return any remaining proceeds to the Pledgor.

Article 11                         Breach of contract

11.1 If the Pledgor makes false representations and warranties in Article 1, which cause losses to the Pledgee, the Pledgor shall make appropriate compensation.

11.2 After this contract takes effect, both parties shall fully fulfill obligations stipulated in this contract. Any party who does not fully fulfill its contractual obligations shall bear the liability for breach of contract and make appropriate compensation for the losses caused to the other party.

11.3 If the Pledgor’s mistakes cause this contract to be null and void, the Pledgor shall compensate the Pledgee for the total loss within the scope of the guarantee.

Article 12                        Effectiveness, amendment and termination of contract

l2.1 This contract shall take effect as soon as each party’s respective legal representatives or authorized agents sign and put official seals on the document.

l2.2 Even if the Main Contract and the “Maximum Guarantee Contract” are null and void, this contract is still valid and the Pledgor shall continue to bear guarantee obligations under this contract.

12.3 After the contract takes effect, neither party may change or terminate the contract without consent of the other party. If there is a need to change or terminate the contract, both parties shall reach consensus via written agreements. Prior to the said written agreement, this contract is still valid.

12.4 If the Pledgor fails to provide notice to the Pledgee in accordance with Article 9.4.5, the Pledgee shall consider letters and other communication sent to the original address duly delivered.

Article 13                         Dispute resolution

13.1 Any contract disputes occurred during the course of performance of this contract shall first be resolved through mutual negotiation. If negotiation fails, litigation shall be under the jurisdiction of the local courts of the Pledgee .

Article 14                         Other Terms

14.1 Any accounts receivables ownership dispute occurred during the pledged period shall not affect the validity of this contract.

14.2 During the pledged period, if there is a loss of accounts receivables due to any reasons including coerced measures by the government authorities, the Pledgor shall provide to the Pledgee other collateral to replace the lost accounts receivables.

14.3 The Pledgor shall provide to the Pledgee updated "Pledged Accounts Receivables List" every quarter in triplicate. After confirmation by both parties, all three copies shall be sealed and signed by both parties, of which two copies shall be kept as attachment to "The Maximum Counter-Guarantee (Accounts Receivables Pledge) Contract" and the third copy shall be sent to the Government Notary Public for recordkeeping.  The Pledgor has no objection on this provision.

Article 15                         Attachment

15.1 Any attachment is an integral part of this contract, and has the same legal enforcement rights as the main body of the contract.

15.2 Appendix to the contract includes “Pledged Accounts Receivables List".

Article 16                        Supplementary

16.1 This contract shall be signed in triplicate, all of which have the same legal enforcement rights.

The Guarantor (seal):

Legal representative (or authorized agent) signature:    Liu Yabin

Date:           2010-11-01

The Pledgee (seal):

Legal representative (or authorized agent) signature:    Zhang Lisheng

Date:           2010-11-01